EX-99.30(E)(3)

Application Part 1
Individual Life Insurance

Minnesota Life Insurance Company - a Securian Financial company
Life New Business • 400 Robert Street North • St. Paul, Minnesota 55101-2098

A. Proposed Insured Information

If the insured is 17 or younger, also submit the Proposed Insured Juvenile Information for Ages 0-17 form.

Proposed insured name (last, first, middle)			
Social Security number	Date of birth (month, day, year)	Gender ☐ Male ☐ Female	
Primary telephone number ☐ Landline ☐ Cell	Birthplace (state or, if outside the US, country)		
Street address (no P.O. Box)		Apartment or unit number	
City	State	Zip code	
E-mail address	Occupation		Years in occupation
Earned income	Unearned income	Total net worth	Liquid net worth
Driver's license number	Issue state	Expiration date	

☐ Exercise the Exchange of Insureds Agreement on policy number ________________________ for (name of previous insured) ________________________.

B. Owner (Applicant) Information

Only complete this section if the owner is different than the insured. If multiple owners, all must sign as owner on the Application Part 3 and submit the Authorization and Release for Joint Communication Involving Multiple Owners form.

Owner name (last, first, middle)	Relationship to proposed insured

Owner is:
- ☐ Individual(s)
- ☐ Trust (submit Certification of Trustee Authority form)
- ☐ Corporation (submit Corporate/Non-Profit Resolution form) If the owner is the employer of the proposed insured, please also submit the Employer Notification Regarding the Potential Taxation of Death Benefit forms.
- ☐ Partnership (submit Partnership/LLC Resolution form) If the owner is the employer of the proposed insured, please also submit the Employer Notification Regarding the Potential Taxation of Death Benefit forms.

Social Security or tax ID number	Gender ☐ Male ☐ Female	Date of birth or trust date
Street address (no P.O. box)		Apartment or unit number
City	State	Zip code
Primary telephone number ☐ Landline ☐ Cell	Email address	

Securian Financial is the marketing name for Minnesota Life Insurance Company.

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C. Special Mailing Addresses Complete this section for any requests to mail items anywhere other than the home address listed in Section A or B. If this section is not filled out, everything will be mailed to the address listed in Section A or B. (If there is more than one special address needed, please note in the Additional Remarks section.) Third party notification - The address listed below will receive notice of overdue premium or pending lapse. Billing address - All premium notices will be sent to the address below. Special mailing address -The address listed below will receive all correspondence for this policy. If a billing address is requested, the special mailing address will not receive a copy of the premium notice. Name (last, first, middle) Address Apartment or unit number City State Zip code D. Product Product 1 Product applied for Amount of insurance (face amount) Annual planned premium (not applicable to term or whole life products) Custom pay whole life (indicate number of years) Pay to age (for whole life products only, defaults to age 121 if not specified) Death benefit qualification test (for universal life products only, defaults to GPT if none selected) Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) Death benefit option (for universal life products only, defaults to level if none selected) Level Increasing Sum of Premiums Dividend option (for whole life products only, defaults to paid-up additions if none selected) IRS form W-9 is required for accumulation at interest Product 2 Product applied for Amount of insurance (face amount) Annual planned premium (not applicable to term or whole life products) Custom pay whole life (indicate number of years) Pay to age (for whole life products only, defaults to age 121 if not specified) Death benefit qualification test (for universal life products only, defaults to GPT if none selected) Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) Death benefit option (for universal life products only, defaults to level if none selected) Level Increasing Sum of Premiums Dividend option (for whole life products only, defaults to paid-up additions if none selected) IRS form W-9 is required for accumulation at interest ICC22-20250 2 of 8

E. Additional Benefits and Agreements

Select only those agreements available on the product(s) applied for.

Product 1	Product 2	
☐	☐	Accelerated Death Benefit for Chronic Illness Agreement (Submit both Accelerated Death Benefit for Chronic Illness Outline of Coverage and Supplemental Application forms)
☐	☐	Accelerated Death Benefit/Accelerated Death Benefit for Terminal Illness Agreement (For whole life and term, submit Outline of Coverage Accelerated Benefit Agreement) (For universal life, submit Outline of Coverage Accelerated Death Benefit for Terminal Illness Agreement)
☐	☐	Benefit Distribution Agreement
☐	☐	Chronic Illness Access Agreement (Submit the Outline of Coverage Chronic Illness Access Agreement)
☐	☐	Chronic Illness Conversion Agreement (Submit Chronic Illness Supplemental Application)
☐	☐	Early Values Agreement
☐	☐	Estate Preservation Agreement
☐	☐	Exchange of Insureds Agreement
☐	☐	Extended Conversion Agreement
☐	☐	Guaranteed Income Agreement
☐	☐	Guaranteed Insurability Option Agreement $____________________ (Coverage Amount)
☐	☐	Income Protection Agreement/Income Protection Flex Agreement (Submit Income Protection (Flex) Agreement Supplemental Application)
☐	☐	Inflation Agreement
☐	☐	Level Term Insurance Agreement $____________________ (Coverage Amount)
☐	☐	No Lapse Guarantee Agreement
☐	☐	Overloan Protection Agreement
☐	☐	Premium Deposit Account Agreement (Submit IRS Form W-9)
☐	☐	Surrender Value Enhancement Agreement
☐	☐	Term Insurance Agreement $____________________ (Coverage Amount)
☐	☐	Waiver of Premium Agreement
☐	☐	Other ____
☐	☐	Other ____

THE FOLLOWING BENEFITS AND AGREEMENTS *WILL BE ADDED* IF AVAILABLE FOR YOUR POLICY, UNLESS YOU CHOOSE TO OMIT THEM:

Product 1	Product 2	
☐	☐	Omit Automatic Premium Loan Provision
☐	☐	Omit Indexed Loan Agreement
☐	☐	Omit Policy Split Agreement

F. Special Policy Date

Select one of the following for special dating requests:

☐ Date to save age

OR

☐ Specific date (month/day/year): ______________ (cannot select 29th, 30th, or 31st of the month)

Are there any other Minnesota Life Insurance Company applications associated with this application? ☐ Yes ☐ No

If yes, provide the names of the associated applicants: ____

If there are multiple applications, should they all have the same date? ☐ Yes ☐ No

(If yes is checked, this will require all applications to be held until all are underwritten.)

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G. In Force, Pending and Replacement Submit the appropriate replacement forms (may be needed even if no replacement is indicated; not needed if only replacing group coverage except in MI and WA). Excluding this policy, does the proposed insured have any life insurance or annuities in force or pending? (This includes life insurance sold or assigned, or that is in the process of being sold or assigned.) If yes, provide details in the chart below. Yes No Excluding this policy, has there been, or will there be, replacement of any existing life insurance or annuities as a result of this application? (Replacement includes a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details in the chart below. Yes No Please indicate all life insurance or annuities currently in force, pending or that have been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required. In Force and Pending Full Company Name Amount Year Issued Product Type The Policy is Type Will it be Replaced? Annuity Life In force Pending Pending w/money submitted Individual Group Personal Business Yes No Annuity Life In force Pending Pending w/money submitted Individual Group Personal Business Yes No Annuity Life In force Pending Pending w/money submitted Individual Group Personal Business Yes No Annuity Life In force Pending Pending w/money submitted Individual Group Personal Business Yes No Annuity Life In force Pending Pending w/money submitted Individual Group Personal Business Yes No Annuity Life In force Pending Pending w/money submitted Individual Group Personal Business Yes No ICC22 -20250 4 of 8

H. Beneficiary All designated beneficiaries will be considered primary beneficiaries, sharing equally, unless otherwise indicated. If there is more than one primary or contingent beneficiary, the total for each beneficiary class must equal 100%. Class: Primary % Contingent % Name (first, middle, last) Relationship to insured Birth/trust date Street address, city, state, zip code Telephone number Social Security/tax ID number Email address Class: Primary % Contingent % Name (first, middle, last) Relationship to insured Birth/trust date Street address, city, state, zip code Telephone number Social Security/tax ID number Email address Class: Primary % Contingent % Name (first, middle, last) Relationship to insured Birth/trust date Street address, city, state, zip code Telephone number Social Security/tax ID number Email address Class: Primary % Contingent % Name (first, middle, last) Relationship to insured Birth/trust date Street address, city, state, zip code Telephone number Social Security/tax ID number Email address Class: Primary % Contingent % Name (first, middle, last) Relationship to insured Birth/trust date Street address, city, state, zip code Social Security/tax ID number Email address ICC22-20250 5 of 8

I. Premium Information Payment Method: Annual Quarterly Semi-Annual Monthly Electronic Funds Transfer (EFT) Plan Number (if new plan, submit EFT Authorization) Premium Deposit Account (submit a completed IRS form W-9) List Bill Plan Number (if a new plan, submit List Bill Setup form) Source of Funds Indicate below how the policy(ies) will be funded. Select all that apply: Assets/Income Earnings Existing insurance Gift/Inheritance Non-qualified retirement plan Sale of investments Savings Non-qualified annuity Home Equity Premium finance Qualified Assets Employer sponsored qualified retirement plan (401(k) plan, pension plan) IRA (Including Roth IRA and Individual Retirement Annuities) Non-Governmental 403(b) plan Section 457 plan Governmental or non-electing church qualified retirement plan Governmental or ministers 403(b) plan If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets (including IRA’s), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor. J. Additional Premium 1035 Exchange $ (If yes, submit 1035 Exchange Agreement form) Universal Life additional premium (excluding 1035) $ Whole Life additional premium (excluding 1035) $ Billable Paid at issue Billable and paid at issue K. Money Submitted with Application (not available for application taken in Kansas) Make all checks payable to Minnesota Life. Collect money only if the Life Receipt and Temporary Insurance Agreement form is left with the proposed owner, and the application meets the conditions of the Life Receipt. Money collected should be greater than or equal to the initial minimum premium for the policy applied for. Has the owner submitted money with this application? Yes No If yes, amount: $ Was the Life Receipt and Temporary Insurance Agreement given? Yes No ICC22 -20250 6 of 8

L. Illustration Information Life Insurance Illustration (required when applying for non-variable life insurance products excluding term) A life insurance illustration is a projection intended to demonstrate the impact of premium payments and policy charges on the accumulation value and death benefit under a set of assumptions. If a signed illustration is not submitted with this application, check the appropriate box indicating the reason below: An illustration was presented to me during the sales process, however, it is not being submitted because the policy I am applying for is different than what was illustrated. An illustration was not presented to me during the sales process. By signing the application and checking a box above, both the representative and owner certify that i) no illustration is submitted with the application for the reason indicated above, ii) that a signed illustration will be obtained at the time the policy is delivered to the owner and iii) that the signed illustration will be returned to Minnesota Life after the policy is delivered. M. Insurable Interest, Premium Financing and Suitability 1. Is this policy in accordance with the owner’s insurance objectives and anticipated financial needs? Yes No 2. Has the representative discussed with the owner: the need for the policy, the ability to continue to pay premiums and whether the policy is suitable for the proposed owner? Yes No 3. Will the owner and/or beneficiary, and/or any individual or entity on the owner’s behalf, receive any compensation, whether via the form of cash, property, an agreement to pay money in the future or otherwise as an inducement to apply for this policy? Yes No 4. Has the representative recommended that the owner use qualified plan or IRA funds to purchase Yes No this policy? If yes, has the representative recommended to the owner which qualified plan or IRA the premium amounts should come from? Yes No 5. Has the representative recommended that the owner modify distribution payments from a pension plan, IRA or other qualified plan? Yes No 6. Has the owner been involved in any discussion about the possible sale or assignment of this policy or a beneficial interest in a trust, LLC, or other entity created on the owner’s behalf? If yes, provide details and a copy of the applicable entity’s controlling documents. Yes No 7. Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity (including a loan against your home or other assets)? If yes, submit the Premium Financing Advisor Attestation and Premium Financing Client Disclosure forms. Yes No 8. Has the proposed insured had a life expectancy report or evaluation done by an outside entity or company? If yes, explain why the expectancy report was obtained. Yes No 9. Has the owner previously sold or assigned, or is in the process of selling or assigning a life insurance policy on the proposed insured to a life settlement, viatical or secondary market provider? If yes, provide details. Yes No 10. Reason for purchasing policy: a. Accumulation Yes No b. Business Planning/Key Person Yes No c. Charitable Giving Yes No d. Death Benefit Protection Yes No e. Estate Planning Yes No f. Retirement/Deferred Compensation Yes No g. Other Yes No ICC22-20250 7 of 8

N. Proposed Insured Underwriting Information

1. Is the proposed insured a U.S. citizen? ☐ Yes ☐ No

   If no, citizen of ____________________________

   Indicate visa type ____________________________

2. Does the proposed insured plan to travel or reside outside the U.S. in the next two years? If yes, please complete a Foreign Travel Questionnaire. ☐ Yes ☐ No

3. Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years, to engage in piloting an aircraft (including gliders, ultralight vehicles, or any other type of airframe)? If yes, complete the Military and Aviation Statement. ☐ Yes ☐ No

4. Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years, to engage in skin diving (scuba or other), sky diving, mountain/rock climbing, horse racing, rodeo, bull fighting, bungee jumping, BASE jumping, canyoneering, combat sports (boxing, mixed martial arts or other), professional wrestling, extreme skiing/snowboarding, or motor sports? If yes, complete the Sports and Avocation Statement. ☐ Yes ☐ No

5. Is the proposed insured in the Armed Forces, National Guard, or Reserves? If yes, complete the Military and Aviation Statement. ☐ Yes ☐ No

6. Has the proposed insured applied for insurance within the last six months? If yes, provide details below (number of applications and face amounts, etc.). ☐ Yes ☐ No

   ____

   ____

7. Has the proposed insured applied for life insurance in the past five years that was declined or rated? If yes, provide details below. ☐ Yes ☐ No

   ____

   ____

8. Has the proposed insured, within the past five years, been convicted of a driving while intoxicated violation, had a driver's license restricted or revoked, or been convicted of a moving violation? If yes, provide dates and details below. ☐ Yes ☐ No

   ____

   ____

9. Except for traffic violations, has the proposed insured ever been convicted of a misdemeanor or felony? If yes, provide dates and details below. ☐ Yes ☐ No

   ____

   ____

10. A. Has the proposed insured smoked cigarettes in the past 12 months? ☐ Yes ☐ No

    B. Has the proposed insured ever smoked cigarettes? If yes, complete the table below. ☐ Yes ☐ No

Current smoker	Past smoker	Packs per day	Date last cigarette smoked (mm, dd, yy)
☐	☐		

    C. Has the proposed insured used tobacco or nicotine of any kind, other than cigarettes, in any form, in the last 12 months? ☐ Yes ☐ No

    D. Has the proposed insured ever used tobacco or nicotine of any kind, other than cigarettes, in any form? If yes, complete the table below. ☐ Yes ☐ No

What type	Current user	Past user	How much	Date of last use (mm, dd, yy)
	☐	☐		

O. Additional Remarks

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